Exhibit 10.30

MASTER AGREEMENT

THIS MASTER AGREEMENT (this "Master Agreement") is entered into as of June 24, 2011 ("Effective Date") by and among Tekmark Global Solutions, LLC, a New Jersey limited liability company with a place of business at 100 Metroplex Drive, Suite 102, Edison, New Jersey 08817 ("Tekmark"), MMDGenesis LLC, a New Jersey limited liability company with a place of business at 1100 First Avenue, Spring Lake, NJ 07762 ("MMD", and together with Tekmark, the "New Lenders") and Genesis Group Holdings, Inc., and its subsidiary Digital Comm Inc., a Florida corporation with a place of business at 2500 N. Military Trail, Suite 275, Boca Raton, Florida 33431 (collectively "Digital Comm"). Tekmark, MMD and Digital Comm may be referred to individually as Party and collectively as Parties.

WHEREAS, Digital Comm is in the business of providing specialty construction and engineering services to the information technology industry utilizing full time and temporary staffing personnel; and

WHEREAS, Tekmark is in the business of providing temporary staffing and other support services to companies; and

WHEREAS, MMD is in the business of providing accounts receivable and other funding; and

WHEREAS, Digital Comm is desirous of having Tekmark, and Tekmark is willing to, provide selected payroll funding support and temporary staffing services to Digital Comm; and

WHEREAS, Digital Comm and Tekmark are desirous of having MMD provide selected funding to Digital Comm.

NOW THEREFORE, the Parties, for real and just consideration and intending to be legally bound, do hereby enter into this Master Agreement as set out herein and the Attachments set out below which are hereby incorporated by reference and made a part of this Master Agreement.

Attachment A — Payroll Support
Attachment B — Temporary Staffing
Attachment C — General Terms and Conditions

[Signatures appear on the following page]

TEKMARK GLOBAL SOLUTIONS, LLC (Telmark):		GENESIS GROUP HOLDINGS, INC.: (Digital Comm)

By:		By:	/s/ Lawrence Sands
Name:		Name:	Lawrence Sands
Title:		Title:	Corporate Secretary
MMDGenesis LLC (MMD):		Digital Comm Inc.

By:	/s/ Mark E. Munro	By:	/s/ Billy Candell
Name:	Mark E. Munro	Name:	Billy Candell
Title:	Managing Member	Title:	President

[Signature page to Master Agreement]

ATTACHMENT A — PAYROLL FUNDING SUPPORT

1.    Payroll Funding Support.

1.1         During the Term Digital Comm may, but shall not be obligated to, request payroll funding from Tekmark.

1.2         In order to submit a request for payroll funding Digital Comm must submit a funding request ("Funding Request") to Tekmark and MMD in writing.

1.3         Each Funding Request submitted by Digital Comm to Tekmark shall be irrevocable and binding on Digital Comm.

1.4         Each Funding Request shall:

1.4.1      State the amount of funding requested;

1.4.2      State the date on which Digital Comm requests the funding to be made (which date shall not be earlier than three (3) days after the date the Funding Request is submitted to Tekmark;

1.4.3      Certify that any amounts advanced by Tekmark pursuant to the Funding Request will be used by Digital Comm solely for purposes of funding Digital Comm's payroll obligations to its existing employees ("Existing Employees") who are performing specialty construction and engineering services ("Approved Services") for certain customers of Digital Comm that have been approved in advance in writing by Tekmark, in its sole discretion, as well as customers of Digital Comm for whom Tekmark is providing temporary staffing in accordance with Attachment B hereto ("Approved Customers").

1.5         Upon receipt of a Funding Request, Tekmark shall consider such request in good faith, but shall have no obligation to provide any funding pursuant to any Funding Request. Notwithstanding anything herein to the contrary, Tekmark shall have the right, in its sole and absolute discretion, to decide whether or not to advance funds in the amount, or any portion thereof, requested by Digital Comm.

1.6         If Tekmark refuses a Funding Request, Digital Comm may seek similar funding from any other source and Tekmark shall release any rights to those new accounts and receivables associated with that Funding Request (without releasing existing liens associated with prior Transferred Funds), so as to permit any alternative funding Digital Comm may obtain other than from Tekmark. It is understood and agreed that Tekmark's priority lien shall be strictly limited to those accounts and receivables associated with Transferred Funds as defined below.

1.7         To the extent that Tekmark provides funding to Digital Comm pursuant to a Funding Request:

1.7.1      Such funding shall be referred to as "Transferred Funds"; and

1.7.2      Digital Comm shall be obligated to repay the amount of the Transferred Funds to Tekmark in accordance with the terms of this Master Agreement and such obligation shall be evidenced by and subject to the terms of a Promissory Note in the form attached hereto as Exhibit A-2 ("Exhibit A-2") and shall be secured by a security interest in the assets of Digital Comm pursuant to a Security Agreement in the form attached hereto as Exhibit A-1 ("Exhibit A-1").

1.7.3      Telemark shall transfer the Transferred Funds to the account of Digital Comm in accordance with mutually agreed upon procedures.

1.8         In no event shall the aggregate outstanding amount of Transferred Funds exceed Two Million Dollars ($2,000,000).

2.            Responsibilities of Digital Comm.

2.1         Digital Comm shall:

2.1.1      On a weekly basis, present Tekmark and MMD with its payroll information for its wireless division, along with the related purchase orders, anticipated dates that invoices will be sent to Approved Customers, copies of invoices that have been sent to Approved Customers since the most recent Transferred Funds were provided to Digital Comm, proof of payment of all suppliers and any additional supporting documentation requested by Tekmark ("Payroll Information").

2.1.2      Promptly provide Tekmark and MMD with copies of (i) monthly financials, (ii) all board packages and (iii) responses to reasonable inquiries by Tekmark or MMD.

2.1.3      Only use the Transferred Funds to meet the payroll for which Payroll Information was relied upon by Tekmark in making its decision to advance the Transferred Funds (as defined in Section 1.7 above).

2.1.4      Comply with all federal, local and state laws and regulations that apply to its employment relationship with the Existing Employees including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Immigration Reform and Control Act of 1986, the Fair Labor Standards Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Existing Employees Benefit Protection Act, the National Labor Relations Act, and the Occupational Safety and Health Act.

2.1.5      Digital Comm is responsible for compliance with all workers compensation laws and regulations and claims thereunder of all Existing Employees and Digital Comm shall indemnify and hold Tekmark and MMD harmless from all costs, expenses (including attorneys fees) and damages Tekmark or MMD incurs because of such claims.

2.1.6      Execute all documents which may be required by Tekmark or MMD in order for Tekmark and MMD to perform their responsibilities under this Master Agreement.

2.1.7      Instruct its Approved Customers, in a manner that is acceptable to Tekmark and MMD, to send its payment to a Lockbox (as defined below) so that Tekmark and/or MMD will receive said payments rather than Digital Comm.

2.1.8      Maintain during the Term, at Digital Comm's expense, a lockbox arrangement, as set forth in the Deposit Account Control Agreement that is attached hereto as Attachment A, Exhibit A-4 ("Lockbox") and strictly comply with the terms and conditions set. forth therein. Tekmark is hereby authorized to pay MMD all interest and principal owed to MMD out of the Lockbox.

2.1.9      Promptly notify MMD and Tekmark of all upcoming board meetings no later than when the Company's board members are notified and grant MMD and Tekmark board visitation rights at all times and, upon request at any time, take any and all such action as Tekmark or MMD deem necessary or desirable in order for MMD to elect a director to Digital Comm's board of directors in its sole discretion.

3.    Tekmark Responsibilities.

3.1         Tekmark shall:

3.1.1      On a weekly basis review the Payroll Information and determine whether Tekmark is willing to fund the payroll for that particular week.

3.1.2      If Digital Comm requests and if Tekmark decides, in its sole discretion, that funding is to occur, then Tekmark will advance the funds to Digital Comm by sending the Transferred Funds to the account of Digital Comm in accordance with mutually agreed upon procedures.

3.1.3      Maintain books and records regarding payroll, Transferred Funds and monies disbursed in accordance with the terms hereof.

4.    AUTHORIZATION TO ACCEPT PAYMENTS.

4.1         Digital Comm hereby authorizes Tekmark to receive and accept payment from Approved Customers for invoices sent to said Approved Customers by Digital Comm and to process, remit and withhold and/or deduct Transferred Funds and Fees from said payment amounts in accordance with the terms and conditions of this Master Agreement.

5.    FEES AND RECEIPT OF FUNDS.

5.1         As payment for providing the Transferred Funds to Digital Comm as set forth herein, Digital Comm shall pay to Tekmark six percent (6%) of the Transferred Funds provided said amount is collected by Tekmark from Approved Customers within thirty (30) calendar days of the Transferred Funds being originally transferred to Digital Comm ("On-Time Fee"). Any Transferred Funds that are outstanding for more than thirty (30) calendar days will result in Tekmark being entitled to deduct an additional two and one-half percent (2.5%) for each thirty (30) calendar day period, or each portion thereof on a pro rata basis, that any Transferred Funds are not repaid ("Extended Payment Fee"). By way of example, if Transferred Funds are not received by Tekmark for seventy (70) days, then Tekmark's fee will be nine and 33/100 percent (9.33%) of the Transferred Funds, which is 6% for the first 30 days, 2.5% for the second 30 day period and 0.83% for the partial 30 day period of 10 days. (On-Time Fee and Extended Payment Fee may be collectively referred to as "Fee(s)"). The Parties understand and agree that if under any applicable law the Fees set forth herein are considered to be interest, then the applicable rate shall be as forth herein or the maximum rate allowed by law, whichever is less.

5.2         As payments from Digital Comm Approved Customers are collected ("Receipts") in accordance with Section 4.0 above, Tekmark will:

5.2.1      First, deduct for its own account and the account of MMD the total amount of Fees that are due and owing;

5.2.2      Second, deduct for its own account and the account of MMD the total amount of Transferred Funds that have not been previously paid;

5.2.3      Third, remit the remaining balance of the Receipts within (2) business days to UTA Capital, LLC.("UTA"), in accordance with instructions from UTA.

5.3         MMD has extended a line of credit to Digital Comm in the amount of One Million Dollars ($1,000,000.00) ("Line Of Credit"). Digital Comm shall maintain the Line Of Credit during the Term of this Agreement and the unused and available amount of the Line Of Credit will, during the Term of this Agreement, be available to pay Tekmark for all Fees and Transferred Funds that are owed to Tekmark and are unpaid within sixty (60) days of the date of the related Approved Customer invoice upon which the Transferred Funds were made available to Digital Comm by Tekmark ("Transferred Funds A/R") plus any account receivable that is owed by an Approved Customer of Digital Comm, and therefore owed by Digital Comm to Tekmark, for temporary staffing services, as set out in Attachment B, that has not been paid in 60 days ("Temporary Staffing AIR"). Such payment will be made as follows:

5.3.1      Tekmark shall have the option to make a written demand for payment to MMD, with a copy to Digital Comm, for payment of the Transferred Funds A/R and/or the Temporary Staffing A/R that is owed to Tekmark ("Demand"). MMD shall render payment to Tekmark for the amount set out in the Demand within five (5) business days from receipt thereof in accordance with instructions from Tekmark and Digital Comm hereby authorizes and covenants to assist, co-operate and do anything necessary to enable said payment to Tekmark by MMD to occur. Tekmark shall have the right to exercise such option to demand payment any time and as often as there are Transferred Funds A/Rs and/or Temporary Staffing A/Rs.

5.4         Any balance outstanding to MMD ("MMD Balance") for more than thirty (30) calendar days will result in MMD being entitled to deduct an additional two and one-half percent (2.5%) for each thirty (30) calendar day period or each portion thereof, on a pro rata basis, that any MMD Balance is not repaid ("MMD Extended Payment Fee"). By way of example, if MMD Balance is not received by MMD for seventy (70) days, then MMD's fee will be five and 83/100 percent (5.83%) of the MMD Balance, which is 2.5% for the first 30 days, 2.5% for the second 30 day period and 0.83% for the partial 30 day period of 10 days (MMD On-Time Fee and MMD Extended Payment Fee may be collectively referred to as "MMD Fee(s)"). The Parties understand and agree that if under any applicable law the MMD Fees set forth herein are considered to be interest, then the applicable rate shall be as forth herein or the maximum rate allowed by law, whichever is less.

5.5         Digital Comm shall reimburse Tekmark and MMD for the actual and reasonable legal fees Tekmark and MMD have incurred directly or indirectly in connection with the preparation and negotiation of documents set out in or related to this Master Agreement. ("Reimbursed Amount"). It is understood and agreed that the Reimbursed Amount shall be considered to be Transferred Funds and provisions in this Master Agreement that apply to Transferred Funds shall govern the treatment of the Reimbursed Amount.

6.   MAXIMUM AMOUNT OF TRANSFERRED FUNDS.

6.1         At no time will the cumulative amount of Transferred Funds A/Rs and the Temporary Staffing A/Rs exceed Two Million dollars ($2,000,000.00), which is made up of $750,000.00 of Transferred Funds A/Rs and up to $1,250,000.00 of Temporary Staffing A/Rs, which amount shall be evidenced by and subject to the Promissory note which is attached hereto as Exhibit A-2 ("Exhibit A-2") and Exhibit A-1 (Security Agreement).

6.2         Notwithstanding anything to the contrary contained herein, MMD will be under no obligation at any time to lend to Digital Comm any amount greater than $1,000,000.00 (one million dollars).

7.   SECURITY INTEREST IN COLLATERAL.

7.1         Digital Comm hereby grants to Tekmark and MMD a security interest in the Collateral including without limitation, Digital Comm's accounts receivables related to Approved Services as set out in Exhibit A-1 and in a Security Agreement between MMD and Digital Comm dated on or about the date hereof. Tekmark and MMD will also file a Form UCC1, perfecting the security interest in the Collateral (as defined in Exhibit A-1, to the extent that either Tekmark or MMD determines that such filing is appropriate to perfect their security interest in the Collateral. In the event of a breach of this Master Agreement or any monetary default by Digital Comm, Tekmark and MMD may exercise all of its rights, including, without limitation, its rights to foreclose upon the Collateral. Access to those "self-help" remedies shall not limit such other or further rights Tekmark or MMD may have hereunder or at law to enforce any of its rights or other remedies with respect to a particular circumstance.

8.   SUPERVISION AND SAFETY OF EXISTING EMPLOYEES.

8.1         Digital Comm and/or its customer shall make all employment decisions regarding the Existing Employees, including but not limited to, all decisions relating to the hiring and termination of the Existing Employees. Digital Comm and/or its customers are solely responsible for the supervision, direction and control of the means, methods and manner of all work performed by Existing Employees and for the review and approval of the Existing Employees ongoing and final work product, in accordance with Digital Comm's and/or its Customer's requirements. Tekmark assumes no responsibility for exercising any direction, control, or supervision over the Existing Employees and Digital Comm shall require its customers to, absolve Tekmark of any such responsibility.

8.2         Digital Comm understands and agrees that Tekmark assumes no liability for any claim or cause of action by Digital Comm or its customers arising from Existing Employees' access to personal property or valuables of Digital Comm or its customers. Digital Comm further understands and agrees that Tekmark assumes no liability for loss or damage caused by operation of a vehicle by an Existing Employee. Prior to authorizing or allowing any Existing Employee to operate a vehicle in connection with their job assignment, Digital Comm will conduct a DMV check and confirm that the Existing Employees have automobile insurance and Tekmark shall be added as an additional named insured under the policy. Digital Comm shall undertake all necessary preliminary investigations, as permitted by law, and shall not thereafter knowingly place any Existing Employee who had a prior DUI conviction or is not medically authorized to drive, on any assignment or in any staff position which requires operation of a motor vehicle.

8.3         Digital Comm assumes full responsibility for providing all Existing Employees with a workplace that complies with all applicable health and safety requirements. Digital Comm will not request or permit any Existing Employee to perform work involving any dangerous conditions or unusual risk of bodily injury; nor will Digital Comm, or its Customer, request or permit any Existing Employee to engage in any unsafe or illegal actions.

8.4         Digital Comm warrants that it is in compliance with and covenants that it will continue to comply with, all applicable local, state and federal laws, rules and regulations, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Immigration Reform and Control Act of 1986, the Fair Labor Standards Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Existing Employees Benefit Protection Act, the National Labor Relations Act, and the Occupational Safety and Health Act, that are applicable to Digital Comm in connection with the employment of Existing Employees. Digital Comm agrees to cooperate fully with Tekmark so that Tekmark may comply with all applicable local, state and federal laws in connection with its obligations under this Master Agreement.

9.    INDEMNIFICATION.

9.1         Digital Comm agrees to indemnify, defend, and hold harmless Tekmark and MMD and their affiliates and their respective members, officers, directors, employees, agents, parent, subsidiaries and other affiliates ("Indemnified Parties") from and against any and all claims, actions or demands and any loss, liability, cost, expense, penalty, damages and settlement amounts (collectively "Claims") suffered by an Indemnified Party, including but not limited to reasonable attorneys' fees and costs, in connection with any claim, action or demand arising out of, connected with, related to or resulting from (1) Digital Comm's failure to perform its obligations under this Master Agreement, (2) the negligence, misrepresentation, error or omission on the part of Digital Comm or its representatives; (3) any breach by Digital Comm of a representation, warranty or covenant hereunder or applicable laws in connection with Digital Comm's employment of Existing Employees, including without limitation acts and/or omissions on the part of Digital Comm or its representatives in connection with the immigration and 1-9 procedure for the registration of legally authorized Existing Employees, (4) all claims, losses or damages that may arise out of or resulting from the acts and/or omissions of Existing Employees while on assignment to a Customer, or (5) Tekmark's performance of its payroll funding services as set forth in this Master Agreement.

9.1.1      Digital Comm's Indemnity obligations under this Master Agreement are without monetary limit and include all reasonable attorneys' fees, court costs, out-of-pocket expenses, and damages including, but not limited to compensatory and punitive damages.

9.1.2      Neither Tekmark nor MMD will be obligated to defend, indemnify or hold harmless Digital Comm and neither Tekmark nor MMD shall be responsible for exemplary or punitive damages.

10.          LIMITATION OF LIABILITY.

10.1       In no event will Tekmark be liable for the cost of substitute Payroll Support services, any special, consequential, incidental or indirect damages, however caused, whether or not related to or arising out of this Master Agreement, regardless of the form of action, whether for breach of contract, tort, or otherwise (including, without limitation, damages based on loss of profits, data, files, or business opportunity), and whether or not Tekmark has been advised of the possibility of such damages. This limitation will apply notwithstanding any failure of essential purpose of any limited remedy provided herein.

10.2       In no event will Tekmark's or MMD's aggregate liability to Digital Comm for all claims, whether in contract, tort, negligence or any other theory of liability, exceed the total fees charged by, or total amounts paid to, Tekmark or MMD under this Master Agreement during the three (3)-months prior to the incident giving rise to such claim, or if this Master Agreement has been in effect for less than three (3) months, the amount payable during time period, annualized for three (3) months.

[Signatures appear on the following page]

ATTACHMENT A, EXHIBIT-A-1
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Security Agreement") is entered into June 24, 2011 ("Effective Date") by and between Tekmark Global Solutions, LLC., a New Jersey limited liability company with a place of business at 100 Metroplex Drive, Edison, New Jersey 08817, ("Tekmark") and Genesis Group Holdings, Inc., and its operating division, Digital Comm Inc., a Florida corporation with a place of business at 2500 N. Military Trail, Suite 275, Boca Raton, Florida 33431 ("Digital Comm"). Tekmark and Digital Comm may be referred to individually as Party and collectively as Parties.

WHEREAS, the Parties and MMDGenesis LLC, a New Jersey limited liability company with a place of business at 1100 First Avenue, Spring Lake, New Jersey 07762 ("MMD") are entering into a Master Agreement of even date herewith ("Master Agreement") whereby Tekmark, assuming it determines in its sole discretion to do so, is providing funding to Digital Comm for certain payroll expenses in accordance with the terms and conditions set out in said Master Agreement; and

WHEREAS, in accordance with the Master Agreement, Digital Comm has executed the Promissory Note (the "Tekmark Promissory Note") which is incorporated into and made a part of this Security Agreement and attached hereto as Exhibit A-2 ("Exhibit A-2"), evidencing that Digital Comm owes Tekmark an amount up to Two Million Dollars ($2,000,000.00) (the "Tekmark Amount Due"); and

WHEREAS, MMD and Digital Comm are entering into a Revolving Credit Agreement of even date herewith ("Credit Agreement") whereby MMD, assuming it determines in its sole discretion to do so, is providing funding to Digital Comm for certain expenses in accordance with the terms and conditions set out in said Credit Agreement and the Master Agreement; and

WHEREAS, in accordance with the Credit Agreement, Digital Comm has executed a Convertible Revolving Promissory Note, a copy of which is attached hereto (the "MMD Promissory Note", and together with the Tekmark Promissory Note, the "Promissory Notes"), evidencing that Digital Comm owes MMD an amount up to One Million Dollars ($1,000,000.00) (the "MMD Amount Due", and together with the Tekmark Amount Due, the "Amount Due"); and

WHEREAS, as security for the payment of the amount set out in the Promissory Notes, and the funding of payroll to Digital Comm Existing Employees, Digital Comm has agreed to provide Tekmark with a Security Interest in Primary Collateral and Secondary Collateral (each as defined below) (collectively referred to as "Collateral") on the terms and conditions set forth in this Security Agreement; and

WHEREAS, the Parties agree that, except as may be set forth in that certain Intercreditor Agreement among, inter alma, MMD and Tekmark dated on or about the date hereof (the "Intercreditor Agreement"), the Security Interest in the Primary Collateral shall be superior to all other liens and security interests; and

WHEREAS, the Parties further agree that, except as may be set forth the Intercreditor Agreement, the Security Interest in Secondary Collateral shall be subordinate to, and only to, the security interest granted by Digital Comm to UTA Capital, LLC, on August 6, 2010, a copy of which is attached hereto as attachment A-1-B ("Attachment A-1-B").

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    ARTICLE 1 - CERTAIN DEFINED TERMS

1.1         Capitalized terms used in this Security Agreement shall have the meanings set out in the Master Agreement unless otherwise defined below or in the text of this Security Agreement.

1.2          For the purposes of this Security Agreement, the following definitions shall apply to the terms set forth below:

1.3         The term "Account" shall mean an account (as defined in the Uniform Commercial Code).

1.4         The term "Business Day" shall mean any day on which banks are open for business other than a Saturday, Sunday or other day on which they are closed for a federal or any State of New Jersey declared holiday.

1.5         The term "Primary Collateral" shall mean any and all of Digital Comm's Accounts that arise from, are the result of, include, are associated with or are derived from Transferred Funds and/or Temporary Staffing A/Rs, whether now existing or hereafter arising, together with all proceeds thereof.

1.6         The term "Secondary Collateral" shall mean, all (a) Accounts that are not Primary Collateral, whether now existing or hereafter arising, with any and all such Accounts being Receivables; (b) Books; (c) Chattel Paper; (d) interest with respect to any Deposit Account, other than proceeds of Primary Collateral; (e) Equipment and Fixtures; (f) General Intangibles; (g) Intellectual Property, including, without limitation, trademarks, copyrights, and patents; (h) Inventory; (i) Investment Related Property; (j) Negotiable Collateral; (k) interest with respect to any Commercial Tort Claims; (I) money, cash equivalents, or other assets that now or hereafter come into the possession, custody, or control of Digital Comm, other than proceeds of the Primary Collateral;

1.7         The term "Collateral" shall mean (a) Primary Collateral; (b) Secondary Collateral; (c) all of the proceeds (as defined in the Uniform Commercial Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or commercial tort claims covering or relating to any or all of the foregoing, the proceeds of any award in condemnation with respect to any of the property of Digital Comm, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity; (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral; and (e) all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such Collateral. Unless otherwise defined herein, each of the foregoing items of Collateral shall have the meaning ascribed to such terms in the Uniform Commercial Code.

1.8         The term "Default" shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

1.9         The term "Event of Default" shall mean the occurrence of an event of default as set forth in Article 7 of this Security Agreement and its continuation beyond any applicable notice and cure period that is expressly set forth in Article 7 of this Security Agreement.

1.10       The term "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

1.11       The term "Indebtedness" as applied to a Person shall mean, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations; (ii) all obligations of other Persons which such Person has guaranteed; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties for the account of such Person; and (iv) in the case of Digital Comm (without duplication), the Obligations.

1.12       The term "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Security Agreement, Digital Comm shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

1.13       The term "Obligation" or "Obligations" shall mean all billing Fees, indebtedness, obligations and liabilities of Digital Comm to Tekmark and/or MMD pursuant to or as contemplated by this Security Agreement, the Tekmark Promissory Note, the MMD Promissory Note, the Master Agreement, as well as the UTA Security Interest, whether now existing or hereafter arising, and now or hereafter contemplated, whether in the form of refinancing, loans, interest, charges, expenses or otherwise, direct or indirect, absolute or contingent, joint or several, liquidated or unliquidated, secured or unsecured, arising by operation of law or otherwise, including without limitation any future advances, renewals, extensions or changes in form of, or substitutions for, any of said indebtedness, obligations or liabilities, all interest and late charges on any of the foregoing.

1.14       The term "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, limited liability company, party or government (including any political subdivision thereof).

1.15       The term "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

1.16       The term "Promissory Note" shall mean the note executed by Digital Comm in favor of Tekmark substantially in the form annexed hereto as Exhibit A-2 evidencing the indebtedness created by virtue of the Amount Due owed by Digital Comm to Tekmark, which is hereby incorporated by reference and made a part hereof.

1.17       The term "Solvent" as to any Person shall mean, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

1.18       The term "Termination Date" shall mean the earliest of: (a) an Event of Default or (b) April 30, 2013.

1.19       The term "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of New Jersey.

1.20       The term "UTA Security Interest" shall mean that certain security interest granted by Digital Comm to UTA pursuant to the UTA Documents.

1.21       The term "UTA Documents" shall mean [           ]

2.    RECORD KEEPING AND REPORTING

2.1         Books and Records. Digital Comm shall maintain detailed and separate books and records with respect to all of its billing and collection activities, with respect to the receivables, the entries to be supported by sufficient documentation that establishes that said entries are properly and accurately recorded. Such books and records shall be maintained by Digital Comm at the addresses stated in this Security Agreement, or at such other location as may be agreed to by Tekmark. IF any Promissory Note is seven (7) days or more past due, Tekmark shall have full and free access to review such books and records maintained by Digital Comm during normal business hours upon reasonable advance notice, and Tekmark and their representatives may examine the same, take extracts therefrom and make photocopies thereof, and Digital Comm agrees to render to Tekmark such clerical and other assistance as may be reasonably requested with regard thereto.

2.2         Reports. Digital Comm shall provide balance sheet, income statement, forecast and other information that may from time to time be reasonably requested by Tekmark. Tekmark shall provide a report of monies received and disbursed as Digital Comm may reasonably request. Tekmark shall provide information and documentation reasonably requested by Digital Comm for use in its quarterly and annual reports as prepared for its auditors' review.

2.3         Whether or not a Default or an Event of Default has occurred, any of Tekmark's employees or agents shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to any Collateral by mail, telephone or otherwise. Digital Comm shall cooperate fully with Tekmark in an effort to facilitate and promptly conclude any such verification process.

3.   TERM OF AGREEMENT.

3.1         The term of this Security Agreement shall commence upon the Effective Date and continue until the Obligations have been indefeasibly paid in full by Digital Comm.

4.   SECURITY INTEREST

4.1         Grant of Security. As security for the due and punctual payment and performance of the Obligations, Digital Comm hereby pledges, transfers, assigns, sets over and grants to Tekmark a continuing security interest in and to all Collateral, whether now existing or hereafter created and whether now owned or hereafter acquired, wherever located, and all accessions and additions thereto, replacements and substitutions therefore and proceeds and products thereof. The Parties understand and agree that said Security Interest granted in (A) the Primary Collateral shall be, as between MMD and Tekmark, as set forth in the Intercreditor Agreement, and (B) the Secondary Collateral shall be subordinate to, and only to, the security interest granted by Digital Comm to UTA Capital, LLC pursuant to hat certain Security Agreement dated August 6, 2010, a copy of which is attached hereto as Attachment B (such security interest of UTA is hereinafter referred to as the "UTA Security Interest") and (ii) be, as between Tekmark and MMD, as set forth in the Intercreditor Agreement. It is further understood and agreed by the Parties that the UTA Security Interest shall be subordinate to said security interests granted to Tekmark and MMD with respect to Primary Collateral. Digital Comm agrees to take whatever actions Tekmark deems necessary or appropriate in order to establish that said prioritization of security interests between Tekmark, MMD and UTA is established and made enforceable by Tekmark.

4.2         Security for Obligations. This Security Agreement and the Security Interest shall secure the payment and performance of (a) all obligations of Digital Comm to Tekmark pursuant to or as contemplated by the Master Agreement or this Security Agreement; (b) Digital Comm's obligations under the Promissory Note; (c) any and all costs and expenses incurred or paid by Tekmark to enforce its rights pursuant to this Security Agreement or under the Promissory Notes(including without limitation reasonable attorney's fees).

4.3         Tekmark shall be under no obligation to proceed against any or all of the Collateral before proceeding directly against Digital Comm or against any item of Collateral prior to any other item of Collateral.

4.4         Continuation of Security Interest. The Security Interest granted in this Security Agreement shall continue in full force and effect until Digital Comm has fully and indefeasibly paid and discharged the Obligations.

4.5         Further Assurances. Digital Comm hereby authorizes Tekmark to execute all documents relating to the creation, validity or perfection of the security interests provided for herein under the Uniform Commercial Code.

4.6         Filing of Financing Statements. Digital Comm authorizes Tekmark to prepare and file financing statements for the purpose of Tekmark perfecting and continuing any security interests or liens under any applicable law.

5    REPRESENTATIONS AND WARRANTIES OF Digital Comm

5.1         Organization and Qualification. Digital Comm hereby represents and warrants to Tekmark that Digital Comm is a corporation duly organized and validly existing under the laws of the State of Florida and is and will continue to be qualified and in good standing in all jurisdictions wherein the character of the property owned or the nature of the business transacted by Digital Comm makes licensing or qualification as a foreign entity necessary.

5.2         Authorization. The execution, delivery and performance of this Security Agreement has been duly authorized by all necessary actions on the part of Digital Comm; is not inconsistent with its governing documents; does not contravene any law, governmental rule, regulation or order applicable to Digital Comm; and does not contravene any contract or other instrument or any order, writ, injunction or decree to which Digital Comm is a party or by which it is bound.

5.3         Other Liens. Digital Comm has good and marketable title to and owns all of the Collateral free and clear of any and all liens, encumbrances or security interests, other than the UTA Security Interest, whatsoever, except those encumbrances created pursuant to this Security Agreement. None of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent prior to Digital Comm's doing of the same, other than that set forth in Exhibit A-3 and Digital Comm represents and warrants that it has obtained the consent of UTA Capital, LLC to the granting of this Security Interest.

5.4         Litigation. Except as set forth on Exhibit A-5 ("Exhibit A-5"), there are no actions, suits, proceedings, orders, investigations or claims pending or, to Digital Comm's knowledge, threatened against or affecting Digital Comm, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and there are no arbitration proceedings pending.

5.5         Solvent Financial Condition. Digital Comm is now and, after giving effect to the loans to be made pursuant to this Security Agreement and the Promissory Notes, at all times will be, Solvent.

5.6         Taxes. Digital Comm has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Property as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Digital Comm maintains reasonable reserves on its books therefore. The provision for taxes on the books of Digital Comm is adequate for all years not closed by applicable statutes, and for its current fiscal year.

5.7         No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Security Agreement, the Promissory Notesand the Master Agreement, as well as the UTA Security Interest, or Digital Comm's performance under either, constitute a Default or an Event of Default. Digital Comm is not in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

5.8         Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Security Agreement and in the Promissory Notes shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Security Agreement or any applicable subsequent term which may arise by virtue of the parties entering into a written supplement, amendment or modification to this Security Agreement.

6.    COVENANTS

6.1         Affirmative Covenants. Until payment in full and satisfaction of all Obligations and the termination of this Security Agreement, Digital Comm covenants and agrees that it will:

6.1.1         promptly pay, when due, all indebtedness, sums and liabilities of any kind now or hereafter owing by Digital Comm to any Person however created, incurred, evidenced, acquired, arising or payable, including without limitation the Obligations, income and excise taxes and taxes with respect to any of the Collateral, or any wages or salaries paid by Digital Comm or otherwise, unless same are being contested in good faith, in an appropriate forum and adequate reserves have been set aside for same;

6.1.2         observe, perform and comply with the covenants, terms and conditions of this Security Agreement in all material respects;

6.1.3         maintain and preserve in full force and effect its existence and rights, franchises, licenses, qualifications and statuses of good standing materially necessary to continue its business;

6.1.4         at any time either of the Promissory Notes is sixty (60) days or more past due, and upon request by Tekmark, give representatives of Tekmark and MMD access during normal business hours to, and permit any of them to examine, audit, copy or make extracts from, any and all books, records and documents in the possession of Digital Comm and to inspect the Collateral.

6.1.5         comply in all material respects with the requirements of applicable laws, statutes, rules, regulations and orders of any governmental authority, compliance with which is necessary to operate, conduct or maintain its existence and business, and non compliance with which would materially and adversely affect its ability to perform its responsibilities or any security given to secure its Obligations;

6.1.6         cause to be maintained, in full force and effect on all property given as Collateral for all Obligations, insurance in such amounts and against such risks as is customary in Digital Comm's line of business, including, but without limitation, product liability, fire, boiler, theft, burglary, pilferage, loss in transit, and hazard insurance, in an amount to equal or exceeding the principal amount of the Promissory Notes and cause Tekmark to be named a loss payees on such policies;

6.1.7         at any time or from time to time upon request of Tekmark, execute and deliver such further documents and do such other acts and things as Tekmark may reasonably request in order to effectuate more fully the purposes of this Security Agreement;

6.2         Negative Covenants. Until payment in full and satisfaction of all Obligations and termination of this Security Agreement, Digital Comm covenants and agrees that it will not:

6.2.1         sell, lease, transfer, convey or otherwise dispose of any or all of the Collateral, other than in the ordinary course of business; or

6.2.2         incur, create or permit to exist any security interest, lien or other encumbrance on any of the Collateral, whether now owned or hereafter acquired, except (i) liens for taxes not delinquent; (ii) those liens in favor of Tekmark created by this Security Agreement; (iii) and such other liens to which both Tekmark may consent to in writing; or

6.2.3         change its name or jurisdiction of organization without Tekmark' prior written consent.

7.    DEFAULT

7.1         There shall be no cure period in the Event of Default, except as set forth in the Promissory Notes. The occurrence of any of the following shall constitute an Event of Default:

7.1.1         Digital Comm shall have failed to make any payment on any of the Promissory Notes as and when due;

7.1.2         Digital Comm shall have failed to pay any other Obligations when due and such failure shall continue for a period of five (5) days after Tekmark provides Digital Comm written notice of same;

7.1.3         Digital Comm shall have failed to have accurately made or duly observe or perform any representation and warranty or covenant, condition or agreement to be observed or performed pursuant to the terms hereof and such failure continues for a period of five (5) days, or such longer period to which Tekmark shall consent in writing if Digital Comm is diligently pursuing a cure of same;

7.1.4         except for the UTA Security Interest, Digital Comm shall have consented to the placing of any additional lien on the Collateral, whether such lien is prior to or subordinate to the lien granted by this Security Agreement;

7.1.5         Digital Comm shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of its assets; a custodian shall have been appointed with or without consent of Digital Comm; Digital Comm shall generally not be paying its debts as they become due in a reasonably timely manner, Digital Comm shall have made a general assignment for the benefit of creditors; Digital Comm shall have filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with its creditors, or shall have taken advantage of any insolvency law, or shall have filed an answer admitting the material allegations of a petition in bankruptcy, reorganization or insolvency proceeding; or a petition in bankruptcy shall have been filed against Digital Comm, or an order, judgment, or decree shall have been entered without the application, approval or consent of Digital Comm by any court of competent jurisdiction appointing a receiver, trustee, custodian or liquidator of Digital Comm of a substantial part of its assets and in the case of an involuntary filing or of any order, judgment or decree, same shall have continued without stay or dismissal and in effect for a period of thirty (30) consecutive days;

7.1.6         a writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in any material portion of the Collateral or any judgment involving monetary damages shall be entered against Digital Comm which shall become a lien on any material portion of the Collateral and such execution, attachment or similar process is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy; or seizure or foreclosure of any material portion of the Collateral pursuant to process of law or by respect of legal self-help, unless said seizure or foreclosure is stayed or bonded within thirty (30) days after the occurrence of same;

7.1.7         the voluntary and permanent closing of business or ceasing of operations or dissolution of Digital Comm; or

7.1.8         any transaction, transfer or series of transactions or transfers (a "Change of Control") shall occur after which the holders of 51% of the equity interest of Digital Comm prior to such Change of Control do not own at least 51% of the equity interest of Digital Comm after such Change of Control, or Digital Comm transfers all or substantially all of its assets to another Person, or Digital Comm or any of its members enters into an agreement the effect of which will constitute a Change of Control.

7.1.9         Any default or event of default occurs under any document or agreement between UTA and Digital Comm, or any affiliate thereof, including without limitation, any document or agreement that resulted in or is associated with the UTA Security Interest set out on Attachment A, Exhibit A-3.

7.1.10       Any Event of Default under the Promissory Note.

8.    REMEDIES/RIGHTS OF TEKMARK

8.1         Acceleration; Proceed Against Collateral. Upon the occurrence of an Event of Default:

8.1.1         Tekmark may, at its sole discretion, declare that all Obligations for principal and interest and all other sums which are unpaid under the Security Agreement and the Promissory Notesshall become and be immediately due and payable; and

8.1.2         With such notice from Tekmark to Digital Comm as shall be required by law, Digital Comm shall, at its expense, promptly deliver any or all Collateral to such place as Tekmark may reasonably designate, or Tekmark shall have the right to enter upon the premises where the Collateral is located and take immediate possession of and remove the Collateral without liability to Tekmark, except such as is occasioned by the gross negligence or willful misconduct of Tekmark, their employees or agents. In the event Tekmark obtains possession of the Collateral, Tekmark may sell, lease or otherwise dispose of any or all of the Collateral at public or private sale, at such price or prices as Tekmark may deem best, either for cash, on credit, or for future delivery, in bulk or in parcels and/or lease or retain the Collateral repossessed using it or keeping it idle. Notice of any sale or other disposition shall be given to Digital Comm at least ten (10) days before the time of any intended sale or disposition of the Collateral is to be made, which Digital Comm hereby agrees shall be reasonable notice of such sale or other disposition. Tekmark may also elect to retain the Collateral or any part thereof in satisfaction of Digital Comm's Obligations in accordance with the requirements of the Uniform Commercial Code. The proceeds, if any, of any such sale or leasing by Tekmark shall be applied: First, to the payment of all fees and expenses incurred by Tekmark, including without limitation any legal fees and expenses; Second, to pay the Obligations (including all interest thereon) to the extent not previously paid by Digital Comm; and Third, to pay any excess remaining thereafter to Digital Comm.

8.1.3         Cumulative Remedies; Waivers. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Tekmark at law or in equity. No express or implied waiver by Tekmark of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Tekmark in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Tekmark shall not exhaust the same or constitute a waiver of any other right provided herein. The Events of Default and remedies thereon are not restrictive of and shall be in addition to any and all other rights and remedies of Tekmark provided for by this Security Agreement and applicable law.

8.1.4         Power of Attorney. Digital Comm hereby irrevocably designates makes, constitutes and appoints Tekmark (and all Persons designated by Tekmark) as Digital Comm's true and lawful attorney (and agent-in-fact) and upon a Default, Tekmark, or Tekmark's agent, may, without notice to Digital Comm and in either Digital Comm's or Tekmark's name, but at the cost and expense of Digital Comm:

8.1.5         At such time or times upon or after the occurrence and during the continuance of a Default or an Event of Default as Tekmark or said agent, in their sole discretion, may determine, endorse Digital Comm's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Tekmark or under Tekmark' control.

8.1.6         At such time or times upon or after the occurrence and during the continuance of an Event of Default as Tekmark or their agent in their sole discretion may determine: (i) demand payment of the Receivables from the account debtors, enforce payment of the Receivables by legal proceedings or otherwise, and generally exercise all of Digital Comet's rights and remedies with respect to the collection of the Receivables or other Collateral; (ii) settle, adjust, compromise, discharge or release any of the Receivables or other Collateral or any legal proceedings brought to collect any of the Receivables or other Collateral; (iii) sell or assign any of the Receivables and other Collateral upon such terms, for such amounts and at such time or times as Tekmark deem advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Digital Comm's name to a proof of claim in bankruptcy or similar document against any account debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Digital Comm and to notify postal authorities to change the address for delivery thereof to such address as Tekmark may designate; (vii) endorse the name of Digital Comm upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Tekmark on account of the Obligations; (viii) endorse the name of Digital Comm upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables and any other Collateral; (ix) use Digital Comm's stationery and sign the name of Digital Comm to verifications of the Receivables and notices thereof to account debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Tekmark' determination, to fulfill Digital Comm's Obligations under this Security Agreement or the Promissory Note.

9.    INDEMNIFICATION BY DIGITAL COMM

9.1         Digital Comm shall indemnify, defend and hold Tekmark and their agents and employees harmless from any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including attorneys' fees and court costs sustained or incurred by or asserted against Tekmark and/or their agents or employees by reason of or arising out of or in connection with this Security Agreement, the services to be provided in connection herewith and in connection with Digital Comm's operation of its business and provision of services, except for losses arising from or out of Tekmark' gross negligence or willful misconduct.

10.          MISCELLANEOUS

10.1       No Assignment. This Security Agreement and all rights hereunder shall not be assignable by Digital Comm absent the prior written consent of Tekmark. This Security Agreement and all rights hereunder shall be freely assignable by Tekmark at any time without the consent of Digital Comm.

10.2       Notices. All notices and correspondence shall be sent to the parties at the following addresses:

If to Digital Comm:

Digital Comm Inc.
Attn: Lawrence Sands
Senior Vice President and Corporate Secretary
2500 N. Military Trail, Suite 275
Boca Raton, Florida 33431

If to Tekmark:

Tekmark Global Solutions, LLC
Charles K. Miller Chief Financial Officer
100 Metroplex Drive, Suite 102
Edison, NJ 08817

If to MMDGensis LLC:

MMD Genesis LLC
Mark Munro
1100 First Avenue
Spring Lake, NJ 07762

10.3       Complete Security Agreement. This Security Agreement and the Promissory Notes constitute the entire agreement between the parties hereto and supersede any and all prior understandings or agreements, both written and oral, concerning the subject matter hereof.

10.4       Amendments. This Security Agreement may only be amended by a writing signed by the parties hereto.

10.5       Governing Law. This Security Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey, without regard to any conflicts of laws provisions thereof.

10.6       CONSENT TO FORUM; WAIVER OF JURY TRIAL. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF DIGITAL COMM OR TEKMARK, DIGITAL COMM HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF NEW JERSEY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN DIGITAL COMM AND TEKMARK PERTAINING TO THIS AGREEMENT, THE PROMISSORY NOTE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PROMISSORY NOTE. DIGITAL COMM EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND DIGITAL COMM HEREBY WAIVES ANY OBJECTION WHICH DIGITAL COMM MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. DIGITAL COMM HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO DIGITAL COMM AT THE ADDRESS SET FORTH IN SECTION 12.2 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF DIGITAL COMM'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF TEKMARK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY TEKMARK OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

IN WITNESS WHEREOF the Parties hereto have executed this Security Agreement the date and year first written above.

MMDGenesis LL (MMD)::	Digital Comm Inc. (Digital Comm)::

By:	By:
(signature)	(signature)

(typed)	(typed)

Its:	Its:
(title)	(title)

TEKMARK GLOBAL SOLUTIONS, LLC (Tekrnark)::	GENESIS GROUP HOLDINGS, INC. (Digital Comm):

TEKMARK GLOBAL SOLUTIONS, LLC (Tekrnark)::		GENESIS GROUP HOLDINGS, INC. (Digital Comm):

By:	/s/ Charles K. Miller	By:	/s/ Lawrence Sands
(signature)		(signature)

	Charles K. Miller		Lawrence Sands
(typed)		(typed)

Its:	CFO	Its:	Corporate Secretary
(title)		(title)

Digital Comm Inc. (Digital Comm)::

		By:	/s/ Billy Candell
(signature)

Billy Candell
(typed)

		Its:	President

ATTACHMENT A, EXHIBIT A-2 — PROMISSORY NOTE

PROMISSORY NOTE

June 24, 2011

$2,000,000.00

FOR VALUE RECEIVED, and intending to be legally bound hereby, Genesis Group Holdings, Inc., and Digital Comm Inc., its subsidiary, a Florida corporation with a place of business at 2500 N. Military Trail, Suite 275, Boca Raton, Florida 33431 ("the "Maker"), unconditionally promises to pay to the order of Tekmark Global Solutions, LLC, a New Jersey limited liability company with an address 100 Metroplex Drive, Suite 102, Edison, New Jersey 08817 (the "Holder"), the principal amount of up to TWO MILLION DOLLARS AND ZERO CENTS ($2,000,000.00), which amount is due and owing to Holder by Maker as a result of the Master Agreement between Maker by Holder of even date hereof (the "Master Agreement"), together with any unpaid costs and expenses payable hereunder, in accordance with the terms set forth in this Promissory Note (including all renewals, extensions, or modifications hereof, the "Note").

1.    PAYMENT.

1.1         Payment of this Promissory Note shall be as set forth in the Master Agreement, which is incorporated by reference and made a part of this Promissory Note, Section 5 (Fees).

2.    PREPAYMENT. This Promissory Note may be prepaid in full at any time or in part from time to time, together with accrued and unpaid interest, to the date of such prepayment, without premium or penalty.

3.    ATTORNEYS' FEES AND OTHER COSTS. The Maker shall pay all of the Holder's reasonable expenses incurred to enforce or collect any of the obligations, including, without limitation, reasonable attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration or administrative proceeding, or in any appellate or bankruptcy proceeding.

4.    NO USURY. Holder and Maker intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts called for under this Promissory Note, then it is Maker's and Holder's express intention that such excess amount shall be immediately credited to the principal balance of this Promissory Note (or, if this Promissory Note has been fully paid, refunded by Holder to Maker), and the provisions hereof shall be immediately reformed and the amounts thereafter collectible under this Promissory Note reduced, without the necessity of the execution of any further documents, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Promissory Note. Any such crediting or refund shall not cure or waive any default by Maker under this Promissory Note.

5.    DEFAULT. The Maker shall be in default under this Promissory Note upon the occurrence of any of the following events (each, an "Event of Default"):

5.1         Failure to make any payment required under this Promissory Note within five (5) days of the indicated date or on the due date thereof, as the case may be;

5.2         Failure of Holder to receive payments as set out in Section 5 of the Master Agreement (Fees And Receipt Of Funds);

5.3         The unpaid and outstanding balance of money owed by Maker to Holder as a result of the Master Agreement, which amount shall include but not be limited to Transferred Funds, accounts receivables for Temporary Staffing and associated Fees ("Outstanding Balance"), exceeds the amount of this Promissory Note ($2,000,000.00) and the difference between the Outstanding Balance and the amount of this Promissory Note has not been paid to Holder by Maker within three (3) business days of Maker receiving a demand from Holder for payment of said amount;

5.4         Any payments that are due from Approved Customers or for temporary staffing are not paid within one-hundred twenty (120) days, even if Holder has put the account receivable to Munro in accordance with the Master Agreement;

5.5         Maker (i) applies for or consents to the appointment of a receiver, trustee or liquidator, (ii) files a voluntary petition in bankruptcy, or admits in writing its inability to pay its debts as they come due, (iii) makes an assignment or arrangement for the benefit of creditors, (iv) files a petition or an answer seeking a reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, (iv) performs any other act of bankruptcy, or (v) files an answer admitting the material allegations of a petition filed against Maker in any bankruptcy, reorganization or insolvency proceeding; or

5.6         Entry of an order, judgment or decree by any court of competent jurisdiction adjudicating Maker a judgment debtor or declaring Maker insolvent or approving a receiver, trustee or liquidator of Maker or of all or a substantial part of its assets, or otherwise commences with respect to Maker or any of her assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or like law or statute, and if such order, judgment, decree or proceeding continues unstayed for any period of thirty (30) consecutive days after the expiration of any stay thereof.

5.7         Any representation, warranty or covenant of Maker under this Note, the Master Agreement, the Security Agreement, or any other document or certificate executed in connection herewith or therewith is or becomes, false, misleading or incorrect in any respect.

6.    REMEDIES. Upon the occurrence of an Event of Default, the Holder may at any time thereafter, take any one or more of the following actions:

6.1         Acceleration. Upon the happening of any Event of Default, or on the Maturity Date, the entire amount of Transferred Funds, Fees, principal, amount owing for Temporary Staffing and any other sums due under this Promissory Note (collectively, the "Obligations") shall become due and payable immediately, and the rate of interest on the unpaid principal balance of the Promissory Note shall be at the rate of five percent (5%) per annum (the "Default Rate"). Maker acknowledges that: (i) such interest is a material inducement to Holder to make the Promissory Note; (ii) Holder would not have made the Promissory Note in the absence of the agreement of the Maker to pay such interest; (iii) such interest represents compensation for increased risk to Holder that the Promissory Note will not be repaid; and (iv) such interest is not a penalty and represents a reasonable estimate of (a) the cost to Holder in allocating its resources (both personnel and financial) to the on-going review, monitoring, administration and collection of the Promissory Note and (b) compensation to Holder for losses that are difficult to ascertain. It is understood and agreed that if under any applicable law the amounts set forth herein are considered to be interest, then the applicable rate shall be as forth herein or the maximum rate allowed by law, whichever is less.

6.2         All remedies of Holder provided for herein are cumulative and shall be in addition to all other rights or remedies including, without limitations, the rights of Holder under the Master Agreement or applicable law.

6.3         Holder does not give up its rights upon an Event of Default as a result of any delay in declaring or failing to declare a default or an Event of Default.

6.4         File a lawsuit to enforce the Obligations due under this Promissory Note and/or the Master Agreement.

7.    WAIVERS AND AMENDMENTS. Holder is not required to do any of the following before enforcing its rights under this Promissory Note:

7.1         Demand payment of amounts due;

7.2         Give notice that amounts due have not been paid; or

7.3         Obtain an official certificate of non-payment.

7.4         No waivers, amendments or modifications of this Promissory Note shall be valid unless in writing and signed by an authorized representative of the Holder. No waiver by the Holder of any Event of Default shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion. Neither the failure nor any delay on the part of the Holder in exercising any right, power or remedy under this Promissory Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

7.5         Maker waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, Maker agrees that the Holder may extend, modify or renew this Promissory Note or make a novation of the indebtedness evidenced by this Promissory Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Promissory Note, or with respect to any Maker or any person liable under this Promissory Note, all without notice to or consent of any Maker or any person liable under this Promissory Note and without affecting the liability of the Maker or any person who may be liable under this Promissory Note.

8.    SECURITY INTEREST.

8.1         The obligations of Maker under this Promissory Note are secured by the security interest granted to Holder by the Maker in the Collateral as evidenced by the Security Agreement between the parties dated June 24, 2011. Capitalized terms used in this Promissory Note are as defined in the Security Agreement, Master Agreement or as otherwise defined in the text of this Promissory Note.

9.    NOTICES.

9.1         Any report, demand, notice or other communication required or permitted to be given hereunder (other than service of process) shall be in writing, and shall be delivered personally, shall be delivered by a recognized overnight national carrier service (such as Federal Express) for next business day delivery, or shall be sent by certified or registered mail, return receipt requested, first-class postage prepaid to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the other):

To Holder: To Maker:
Tekmark Global Solutions, LLC
Attn: Mr. Charles K. Miller
100 Metroplex Drive, Suite 102
Edison, NJ 08817

Copy to:       Duane Morris, LLP
Attn: Mr. Robert M. Conway
30 South 17th Street
Philadelphia, PA 19103-4196

Genesis Group Holdings, Inc.

Digital Comm Inc.
Attn: Lawrence Sands
Senior Vice President and Corporate Secretary
2500 N. Military Trail, Suite 275
Boca Raton, Florida 33431

Copy to:

9.2         Any notice delivered to a party's designated address by (a) personal delivery, (b) recognized overnight national courier service, or (c) registered or certified mail, return receipt requested, shall be deemed to have been received by such party at the time the notice is delivered to such party's designated address. Confirmation by the courier delivering any notice given pursuant to this Section shall be conclusive evidence of receipt of such notice. Each party hereby agrees that it will not refuse or reject delivery of any notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by any other party and that any notice rejected or refused by it shall be deemed for all purposes of this Promissory Note to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service. Any notice given by an attorney on behalf of a party or a party shall be effective for all purposes.

10.        GOVERNING LAW. This Promissory Note shall be governed, interpreted, and enforceable in accordance with the laws of the State of New Jersey without regard to conflicts of law principles. The invalidity, illegality or unenforceability of any provision of this Promissory Note shall not affect or impair the validity, legality or enforceability of the remainder of this Promissory Note, and to this end, the provisions of this Promissory Note are declared to be severable.

11.        ACTIONS INVOLVING THIS PROMISSORY NOTE. If this Promissory Note is referred to any attorney for collection, the Maker agrees to pay all costs of collection, including court costs and reasonable attorneys' fees. THE MAKER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF THIS PROMISSORY NOTE, THE EMPLOYMENT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER.

12.         JURISDICTION. The Maker hereby unconditionally and irrevocably agrees:

12.1        to be subject to the jurisdiction of the courts of the State of New Jersey and any federal courts sitting in New Jersey in connection with any action, suit or proceeding under or relating to, or to enforce any of the provisions of, this Promissory Note; and

12.2        to waive, to the extent permitted by law, any right to obtain a change in venue from any such court in any such action, suit or proceeding.

12.3        Service of process may be made by registered or certified mail, postage prepaid, to Maker's address set forth above, however, nothing in the paragraph shall affect Holder's right to serve the process in any manner permitted by paw, or limit Holder's right to bring proceedings against Maker in the Courts of any other jurisdiction.

12.4        The provisions of this Section shall not limit or otherwise affect the right of the Holder to institute and conduct an action in any other appropriate manner, jurisdiction or court.

13.         MATERIAL ASPECTS OF THIS PROMISSORY NOTE.

13.1        THE MAKER ACKNOWLEDGES AND AGREES THAT SECTIONS 7 ("WAIVERS AND AMENDMENTS"), 11 ("ACTIONS INVOLVING THIS PROMISSORY NOTE") AND 12 ("JURISDICTION") ABOVE ARE SPECIFIC AND MATERIAL ASPECTS OF THIS PROMISSORY NOTE AND THAT THE HOLDER WOULD NOT EXTEND CREDIT TO THE MAKER IF THE WAIVERS SET FORTH IN SECTIONS 7, 11 AND 12 WERE NOT A PART OF THIS PROMISSORY NOTE.

14.          MISCELLANEOUS.

14.1        Assignment. This Promissory Note shall inure to the benefit of and be binding upon the Maker and Holder and their respective heirs, legal representatives, successors and assigns. The Holder's interest in and rights under this Promissory Note are freely assignable, in whole or in part, by the Holder. The Maker shall not assign its rights and interest hereunder without the prior written consent of the Holder, and any attempt by any Maker to assign without the Holder's prior written consent is null and void. Any assignment shall not release the Maker from the Obligations.

14.2       Severability. If any provision of this Promissory Note shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Promissory Note.

14.3        Plural; Captions. All references in this Promissory Note to Maker, person, document or other nouns of reference mean both the singular and the plural form, as the case may be. The subheadings contained in this Promissory Note are inserted for convenience only and shall not affect the meaning or interpretation of the Promissory Note. (d)Promissory Note Binding On The Maker And Its Successors. All Obligations under this Promissory Note are the unconditional obligations of Maker and all who succeed to its rights and interests. Maker, by execution of, and the Holder, by acceptance of, this Promissory Note agree that each party is bound to all terms and provisions of this Promissory Note.

14.4        Entirety. This Promissory Note embodies the entire agreement between the parties and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

14.5        Business Purpose. Maker represents that the amount evidenced by this Promissory Note is being obtained for business purposes.

14.6        Rights Cumulative. The rights and remedies of Holder under this Promissory Note and the Agreement shall be cumulative and concurrent and at the sole discretion of Holder may be pursued singly, successively, or together and exercised as often as Holder shall desire. Time is of the essence under this Promissory Note. The failure of Holder to exercise any such right or remedy shall in no event be construed an a waiver of release thereof.

14.7        If any payment hereunder shall be specified to be made on a Saturday, Sunday or other day on which banks New Jersey are not authorized to be open for business, it shall be considered timely if made on the next succeeding day which is a business day, and no additional interest shall accrue for such delay.

14.8         Maker hereby releases Holder, its employees, Holders, officers, directors and members from any claims, known and unknown, concerning or relating to the Master Agreement or anything related thereto.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Maker has executed and delivered to the Holder this Promissory Note, as of the day and year first above written.

Maker: : Genesis Group Holdings, Inc.
By:
Name: Title:
Dated: June 24, 2011

IN WITNESS WHEREOF, the Maker has executed and delivered to the Holder this Promissory Note, as of the day and year first above written.

Maker: : Genesis Group Holdings, Inc.
By:	/s/ Lawrence Sands
Name: Title:	Lawrence Sands Corporate Secretary
Dated: June 24, 2011

IN WITNESS WHEREOF, the Maker has executed and delivered to the Holder this Promissory Note, as of the day and year first above written.

Maker: : Genesis Group Holdings, Inc.
By:	/s/ Lawrence M Sands
Name: Title:	Lawrence M Sands Corporate Secretary
Dated: June 24, 2011

ATTACHMENT A, EXHIBIT A-3 - PRIOR SECURITY INTEREST GRANT

ATTACHMENT A, EXHIBIT A-4
DEPOSIT ACCOUNT CONTROL AGREEMENT

[CURRENTLY UNDER REVIEW]

ATTACHMENT B — TEMPORARY STAFFING

The Parties understand and agree that the terms and conditions set out in this Attachment B ("Temporary Staffing Agreement") only apply to Tekmark providing Temporary Staffing Services (defined hereinafter) to Digital Comm whereas the terms and conditions set out in the other portions of the Master Agreement also apply to Tekmark providing Temporary Staffing Services to Digital Comm. If there is a conflict between any term or condition in this Attachment B and a term or condition set out elsewhere in the Master Agreement, then the term or condition in the other part of the Master Agreement shall take precedence over that term or condition that appears in this Attachment B.

1.   ENGAGEMENT AND TERM. Digital Comm does hereby engage Tekmark to render information technology professional services as requested by Digital Comm ("Services"); and Tekmark agrees to render such Services. The term of this Agreement shall begin on the Effective Date of the Master Agreement and continue as set forth in the Master Agreement.

2.   COMPENSATION. Tekmark shall receive full payment for all Services rendered to Digital Comm at rates to be specified in the Work Authorization form attached hereto as Exhibit B-1 ("Work Authorization"), to be billed by monthly invoice to Digital Comm by Tekmark, and to be paid by Digital Comm to Tekmark within 60 days of the invoice date. In the event that Digital Comm shall fail to make such payment within 60 days of the invoice date, Tekmark shall have the option to exercise its remedies against Digital Comm as set forth in the Master Agreement.

3.   INDEPENDENT CONTRACTOR STATUS. Tekmark agrees that it is an independent contractor and not an employee or agent of Digital Comm. Nothing herein shall be deemed to create an employer-employee relationship between Digital Comm and Tekmark.

4.   CONFIDENTIALITY. Tekmark agrees that it will not disclose any confidential or proprietary information of Digital Comm and its customers, including non-public information or data relating to Digital Comm's operations, procedures, policies, techniques, accounts and personnel, which it acquires or accesses in rendering Services hereunder, except as is necessary to perform its Services hereunder. Such information shall not include information that (i) is, or becomes, in the public domain, unless this occurs through a breach of Tekmark' obligations hereunder; (ii) information in Tekmark' possession from a third party source that is not in breach of any obligation owed to Digital Comm or its customers; or (iii) information required to be disclosed by law.

5.   INTELLECTUAL PROPERTY. All the intellectual property rights, including copyright, patent and trade secrets, in any and all work product which Tekmark creates or develops in rendering Services hereunder shall be considered work made for hire and is owned by Digital Comm.

6.   SOLICITATION. Digital Comm covenants during the Term and for one year thereafter thadDigital Comm and its personnel shall not, directly or indirectly hire any Tekmark personnel/consultants or influence, canvass or solicit any Tekmark personnel/consultants to terminate their relationship with Tekmark. Tekmark covenants during the Term that it will not, directly or indirectly, attempt to influence or request any Digital Comm Customer to replace Digital Comm with Tekmark to perform the same work in the same territory as is set out in a purchase order from the Approved Customer to Digital Comm.

7.

WORK AUTHORIZATION FORM — EXHIBIT B-1

Work Authorization between ("Digital Comm") and Tekmark Global Solutions, LLC ("Tekmark"), dated  pursuant to the Staffing Services Agreement between Digital Comm and Tekmark dated ("Agreement"):

1.   Tekmark shall render services for Digital Comm, by assigning to perform the services hereunder, at the bill rate of $ per . These rates shall not be renegotiated before the end of the Initial Term of this Work Authorization. The term of this Work Authorization shall begin on , and terminate on  (the "Initial Term"), unless terminated earlier by as provided for under the Agreement.

2.   if Tekmark continues to render services to Digital Comm after the expiration of the Initial Term of this Work Authorization, then such engagement shall be on the same terms and conditions as are herein set forth provided that Tekmark may terminate this Work Authorization upon the expiration of the Initial Term if it provides at least two (2) week's notice before the effective date of termination.

3.   The terms and conditions of the Agreement shall be incorporated by reference herein and are binding upon the parties. In the event of any conflict between the Agreement and this Work Authorization, the terms of the Agreement shall prevail, unless the Work Authorization expressly references a conflicting provision of the Agreement and expresses an intent to override it.

4.   No provision of this Work Authorization may be amended, modified, or waived except by written agreement signed by the parties.

TEKMARK GLOBAL SOLUTIONS, LLC	GENESIS GROUP HOLDINGS, INC.:

By:	By:

(signature)	(signature)

(typed)	(typed)

Its:	Its:

(title)	(title)

ATTACHMENT C — GENERAL TERMS AND CONDITIONS

1.   TERMINATION.

1.1        The Master Agreement may be terminated by either Party, with or without cause, for any reason or for no reason, without penalty, upon thirty (30) days' advance written notice to the other Party.

1.2        Notwithstanding any other provision of the Master Agreement, the Master Agreement may be immediately terminated by either New Lender if Digital Comm: (i) uses any Transferred Funds for any purpose other than to pay the Existing Employees for Approved Services to Approved Clients, subject to a one (1) business day opportunity for Digital Comm to cure after receipt of written notice from a New Lender; (ii) fails or refuses to provide requested Payroll Information; or (iii) provides false, misleading or incomplete Payroll Information.

1.3        Notwithstanding any other provision in the Master Agreement, either Party may immediately terminate the Master Agreement if: (A) there is a bankruptcy filing by the other Party; (B) there is a loss by the other Party of its general liability insurance coverage; (C) if the other Party breaches any provision of the Master Agreement; or (D) the within fundamental business arrangement is challenged unsuccessfully by any material governmental action by or in any legal action, is found to violate any law or regulation in a material respect.

2.   NO THIRD PARTY RIGHTS.

2.1        The Master Agreement is intended solely for the mutual benefit of the Parties hereto and does not create any rights in a third Party.

3. BROKER FEES.

3.1        Digital Comm and New Lender each represent and warrant to the other that no party has dealt with any broker, consultant, finder or like agents with respect to the transactions contemplated by this Agreement, other than Digital Comm's broker ("Broker") . Digital Comm will pay all fees to Broker pursuant to a separate agreement. Digital Comm agrees to indemnify, defend and hold harmless New Lender and its successors and assigns, against and from all claims, losses, liabilities and expenses including reasonable attorneys' fees, arising out of any claim by any brokers, consultants, finders or like agents which are based upon alleged dealings with said party or this Agreement. The provisions of this Section shall survive the execution hereof.

4.   CONFIDENTIALITY OBLIGATIONS.

4.1       As used herein, the term "Confidential Information" means information in whatever form furnished to a Party by or on behalf of the other Party that (i) the disclosing Party has labeled in writing as confidential or proprietary, or (ii) is furnished orally and is identified in writing as confidential or proprietary by the disclosing Party within ten (10) days of disclosure to the receiving Party. Confidential Information shall include, whether or not labeled as such, business, strategic planning, financial, and technical information, trade secrets, customer lists and data, provided under the Master Agreement, the terms of the Master Agreement itself, and any negotiations relating thereto, whether conducted prior to or after the Effective Date. During the Term of the Master Agreement and at all times thereafter, each Party (the "Receiving Party") shall maintain in confidence and use only for the purposes specifically authorized in the Master Agreement the Confidential Information disclosed by the other Party (the "Disclosing Party"), except that the Receiving Party may disclose or permit the disclosure of Confidential Information to its directors, officers, employees, Affiliates, consultants and agents ("Agents") who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes of the Receiving Party's exercise of its rights and performance of its obligations under the Master Agreement. The Receiving Party shall be legally responsible for the conduct of its Agents.

4.2       The foregoing obligations of the Receiving Party shall not apply to the extent the Receiving Party can demonstrate that the Confidential Information at issue (i) was in the public domain prior to the time of its disclosure under the Master Agreement, (ii) entered the public domain after the time of its disclosure under the Master Agreement through means other than an unauthorized disclosure resulting from an act or omission of the Receiving Party; (iii) was independently developed or discovered by the Receiving Party without use of the Confidential Information, but only provided such independent development is evidenced by contemporaneous written documentation, (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under the Master Agreement, by a third Party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information, or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided, that the Disclosing Party receives prior written notice of such disclosure and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of the disclosure.

5.   ASSIGNMENT. The Master Agreement and all rights hereunder shall not be assignable by Digital Comm absent the prior written consent of the New Lenders. Any attempt to assign in violation of the foregoing is void. The Master Agreement and all rights hereunder shall be freely assignable by either New Lender at any time without the consent of Digital Comm.

6.   NOTICES.

6.1        All notices which may be required pursuant to the Master Agreement shall be: (i) in writing; (ii) addressed to the Parties at their respective addresses set forth below (or to such other person or address as either Party may so designate from time to time); (iii) mailed, postage prepaid, by registered mail or certified mail, return receipt requested, or transmitted by courier for hand delivery or by a nationally recognized overnight delivery service or by telegram; and (iv) deemed to have been given on the date of receipt if sent by mail or on the date of delivery if transmitted by courier, overnight delivery service or telegram.

If to Tekmark::

Tekmark Global Solutions, LLC
Attn: Mr. Charles K. Miller
Chief Financial Officer
100 Metroplex Drive, Suite 102
Edison, New Jersey 08817

If to MMD::

MMDGenesis LLC
Attn: Mr. Mark Munro
1100 First Avenue
Spring Lake, New Jersey 07762

If to Digital Comm:

Digital Comm Inc.
Attn: Lawrence Sands
Senior Vice President and Corporate Secretary
2500 N. Military Trail, Suite 275
Boca Raton, Florida 33431

7.           GENERAL.

7.1        FORCE, MAJEURE. If the failure by one Party to fulfill its obligations hereunder is due to circumstances beyond the reasonable control of such Party (which may include strikes, governmental action and acts of God), such failure shall not be deemed a breach of the Master Agreement by such Party provided, such Party uses diligent efforts to continue to perform hereunder; provided further that if such failure shall not be remedied for one hundred twenty (120) days, the other Party may elect to terminate the Master Agreement effective upon notice of such election.

7.2       SECTION HEADINGS. The Section headings contained in the Master Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Master Agreement.

7.3       GOVERNING LAW. The Master Agreement shall be governed and construed in accordance with the internal laws of New Jersey without regard to any conflict of laws principles.

7.4       COMPLIANCE WITH LAWS. Each Party agrees to perform its respective obligations hereunder in compliance with all applicable federal, state and local laws, rules and regulations.

7.5       WAIVER. The failure of either Party to enforce its rights under the Master Agreement at any time for any period shall not be construed as a waiver of such rights.

7.6       RELATIONSHIP OF THE PARTIES. Notwithstanding any provision hereof, for all purposes of the Master Agreement, each Party shall be and act as an independent contractor and not as a partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract.

7.7       SEVERABILITY. In the event that any provision of the Master Agreement shall be determined to be illegal or unenforceable, such provision will be limited or eliminated to the minimum extent necessary and the Master Agreement shall otherwise remain in full force and effect and enforceable.

7.8        COUNTERPARTS. The Master Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.